EXHIBIT 5


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                                      AVNET



                                           October 31, 2000

Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

                       Re: Floating Rate Notes due October 17, 2001 8.20% Notes due October 17, 2003
                                Registration Statement on Form S-3
                                Registration No. 333-39530
                                ----------------------------------------

Ladies and Gentlemen:

     I refer to the  above-referenced  Registration  Statement  on Form S-3 (the
"Registration Statement") filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $1,500,000,000 in gross proceeds to the Company of various securities to be issued from time to time in one or more public offerings.

     It is proposed that $50,000,000 aggregate principal amount of Debt Securities will be issued as additional 8.20% Notes due October 17, 2003 of the Company (the "Additional Notes"), under the terms of the Indenture listed as
Exhibit 4.1 to this Current Report on Form 8-K (the "Indenture") and will be sold pursuant to the terms of the Pricing Agreement included in Exhibit 4.2 to this Current Report on Form 8-K (the "Pricing Agreement").

     I have examined the Indenture, the Pricing Agreement and resolutions adopted by the Board of Directors of the Company, its duly appointed committees and the Chief Financial Officer of the Company relating to the authorization of the issuance and sale of the Debt Securities in general and the Notes in particular. I have also examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such other documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Additional Notes, when issued or delivered in the manner provided for in the Pricing Agreement, will be legally issued and the binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture.


              Avnet, Inc. 2211 South 47th Street, Phoenix, AZ 85034
               T.480-643-7763 F.480-643-7929 david.birk@avnet.com

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     I consent  to the use of this  opinion  as  Exhibit  5 to the  Registration
Statement and to the reference to me under the caption "Legal Matters" in the prospectus supplement dated October 26, 2000, constituting Part I thereof.


                                Very truly yours,

                                /s/David R. Birk

                                David R. Birk
                                Senior Vice President and
                                 General Counsel